Exhibit 8

[Baird Holm LLP Letterhead]

Douglas D. Murray

1500 Woodmen Tower Omaha, Nebraska 68102-2068
Tel: 402.344.0500
Fax: 402.344.0588
Direct: 402.636.8207 dmurray@bairdholm.com www.bairdholm.com Also admitted in Iowa

October 23, 2006

Husker Ag, LLC

54048 Highway 20

Plainview, Nebraska 68769

RE:	Registration Statement on Form S-3
15,318 Membership Units
15,318 Subscription Rights

Ladies and Gentlemen:

We have acted as counsel for Husker Ag, LLC (the “Company”), a Nebraska limited liability company, in connection with the preparation of the Company’s Registration Statement on Form S-3 (as such Registration Statement may be amended from time-to-time, the “Registration Statement”). Amendment No. 1 to the Registration Statement was filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on October 11, 2006, with Amendment No. 2 being filed on October 23, 2006, for the registration of a maximum of 15,318 rights to acquire membership units (the “Subscription Rights”) and a maximum of 15,318 membership units (the “Membership Units”).

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the limited liability company will be conducted in the manner contemplated in the Registration Statement. We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or other jurisdiction.

We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below. As to all questions of fact material to this opinion, we have with your permission, without any investigation or independent confirmation, relied upon, and assumed the accuracy of, certificates or other comparable documents of officers and representatives of the Company.

Husker Ag, LLC

October 23, 2006

In rendering the opinion expressed below, we have also assumed, with your permission and without independent verification: (a) that the signatures of person signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) that all documents submitted to us as originals or duplicate originals are authentic; and (c) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” reflect our opinion unless otherwise noted and are accurate summaries of the material federal income tax consequences that are expected to arise from the rights offering described in the Registration Statement, including the receipt and exercise of the Subscription Rights, and the ownership and disposition of the Membership Units. No opinion expressed as to any matter not discussed herein.

Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens.

An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

The opinion set forth herein is given as of the date hereof and is expressly limited to the matters stated. We are delivering this opinion to the Company solely for its benefit in connection with the Registration Statement and transactions contemplated thereby.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Husker Ag, LLC

October 23, 2006

CIRCULAR 230 DISCLOSURE

TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, THE COMPANY, ITS MEMBERS, RIGHTS HOLDERS AND ALL OTHER PERSONS HEREBY ARE NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS LEGAL OPINION OR THE REGISTRATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY THE COMPANY, ITS MEMBERS, RIGHTS HOLDERS OR ANY OTHER PERSONS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN BY THE COMPANY; AND (C) ALL MEMBERS, RIGHTS HOLDERS AND OTHER PERSONS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

BAIRD HOLM LLP

By:	/s/ Douglas D. Murray
Douglas D. Murray, Attorney